Exhibit 99.1

Audited financial statements of cDistro as of and for the year ended December 31, 2020.

FL Office 7951 SW 6th Street, Suite 216 Plantation, FL 33324 Tel: 954-424-2345 Fax: 954-424-2230

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

cDistro, LLC:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of cDistro, LLC (“the Company”) as of December 31, 2020, and the related statements of operations, stockholders’ deficit, cash flows and the related notes to consolidated financial statements (collectively referred to as the consolidated financial statements) for the year ended December 31, 2020. In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020, and the results of its operations and its cash flows for the year and period then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and American Institute of Certified Public Accountants (AICPA) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and Generally Accepted Audit Standards (GAAS). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has an accumulated deficit, recurring losses, and expects continuing future losses. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate:

-	We determined that there were no critical audit matters.

The firm has served this client since June 2021.

/s/ L&L CPAS, PA

L&L CPAS, PA

Certified Public Accountants

Plantation, FL

The United States of America

August 13, 2021

F-1

cDistro, LLC
CONDENSED CONSOLIDATED BALANCE SHEET
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2020
AUDITED
ASSETS
Current Assets
Cash and Cash Equivalents	$2,835
Accounts Receivable	6,202
TOTAL ASSETS	9,037

LIABILITIES & MEMBERS' EQUITIES
Current Liabilities
Accounts Payable	184,222
Loans Payable - Related Parties	48,601
Total Liabilities	232,823

Members' Equity (Deficit)
Members' Equity (Deficit)	(223,786)
Total Equities	(223,786)

TOTAL LIABILITIES & EQUITIES	$9,037

See the accompanying notes to these audited condensed consolidated financial statements

F-2

cDistro, LLC
CONDENSED CONSOLIDATED STATEMENT OF OPERATION
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2020
AUDITED

SALES
Unrelated Parties	$84,158
Related Partis	0
Net Sales	84,158

Cost of Goods Sold	228,558

Gross Profit	(144,400)

Operating Expense
Bad Debt	13,416
Sub-Contractor Expense	34,892
General and Administrative	7,343
Total Operating Expense	55,651

Operating Profit	(200,051)

Other Income (Expense)
Interest Expense	(1,292)
Other Expense	(23,735)
Other Expense	(25,027)

Net Income	($225,078)

See the accompanying notes to these audited condensed consolidated financial statements

F-3

 cDistro, LLC
CONDENSED CONSOLIDATED STATEMENT OF MEMBER'S EQUITY
AUDITED

	Member's Equity	Accumulated Deficit	Total Member's Equity (Deficit)
Balance, May 18, 2020 (inception)	$—	$—	$—

Imputed interest	1,292	—	1,292
Net loss	—	(225,078)	(225,078)
Balance, December 31, 2020	$1,292	$(225,078)	$(223,786)

See the accompanying notes to these audited condensed consolidated financial statements

F-4

cDistro, LLC
STATEMENT OF CASH FLOW
FOR THE TWELVE MONTHS ENDING DECEMBER 31, 2020

Beginning Cash Balance	$—

Cash Flow from Operating Activities
Net Loss	$(225,078)
Imputed interest	1,292
Changes in Operating Assets and Liabilities:
Accounts Payable	184,222
Accounts Receivable	(6,202)
Net Cash provided by Operating Activities	(45,766)

Net Cash provided by Investing Activities	0

Cash Flow from Financing Activities
Proceeds from Related parties	48,601
Net Cash provided by Financing Activities	48,601

Net Increase in Cash	2,835

Ending Cash Balance	$2,835

Supplemental Disclosure of Cash Flows Information:
Cash Paid for Interest	$—
Cash Paid for Taxes	$—

See the accompanying notes to these audited condensed consolidated financial statements

F-5

CDISTRO, LLC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

cDistro (Retail Services / Wholesale Pricing)

cDistro LLC (the “Company”) was formed under the laws of the State of Florida in May of 2020. The Company was organized to offer the best CBD brands along with smoke and vape shop related products to wholesalers, c-stores, specialty retailers, and consumers in North America. We work exclusively with select manufacturers to deliver retail service at wholesale prices. The Company was formed as a Florida corporation named cDistro, Inc. on May 18, 2020, and subsequently converted to a Florida limited liability company by statutory conversion under Florida law effective as of its original incorporation date.  For purposes of its acquisition by the Company, on June 4, 2021, cDistro, LLC was converted from a Florida limited liability company to a Nevada corporation named cDistro, Inc. by statutory conversion under Nevada law. On June 29, 2021, cDistro, Inc. was the surviving and acquiring entity in a Nevada statutory merger with the Company's wholly-owned subsidiary, cDistro Merger Sub, Inc., the merging and acquired entity, resulting in cDistro, Inc. as a Nevada corporation, becoming a wholly-owned subsidiary of the Company on June 29, 2021.

NOTE 2 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, for the year ended December 31, 2020, the Company incurred net losses from operations of $225,078 and used cash in operations of $45,766. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company's primary source of operating funds for the year ended December 31, 2020 has been from revenue generated from product sales proceeds and loans from related parties. The Company has experienced net losses from operations since inception, but expects these conditions to improve in 2021 and beyond as it continues to develop its direct sales and marketing programs; however, no assurance can be provided that the Company will not continue to experience losses in the future. The Company has stockholders' deficiencies at December 31, 2020 and requires additional financing to fund future operations.

The Company’s existence is dependent upon management’s ability to develop profitable operations and to obtain additional funding sources. There can be no assurance that the Company’s financing efforts will result in profitable operations or the resolution of the Company’s liquidity problems. There can be no assurance that the Company will be successful in developing profitable operations or that it will be able to obtain financing on favorable terms, if at all. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

F-6

NOTE 3 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Revenue Recognition For annual reporting periods after December 15, 2017, the Financial Accounting Standards Board (“FASB”) made effective ASU 2014-09 “Revenue from Contracts with Customers,” to supersede previous revenue recognition guidance under current U.S. GAAP. Revenue is now recognized in accordance with FASB ASC Topic 606, Revenue Recognition. The objective of the guidance is to establish the principles that an entity shall apply to report useful information to users of financial statements about the nature, amount, timing, and uncertainty of revenue and cash flows arising from a contract with a customer. The core principal is to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. Two options were made available for implementation of the standard: the full retrospective approach or modified retrospective approach. The guidance became effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, with early adoption permitted. We have adopted FASB ASC Topic 606 for our reporting period as of the year ended December 31, 2020, which made our implementation of FASB ASC Topic 606 effective in the second quarter of 2020. Using this transition method, we applied the new standards to all new contracts initiated on/after the effective date. We also decided to apply this method to any incomplete contracts we determine are subject to FASB ASC Topic 606 prospectively. For the year ended December 31, 2020, there were no incomplete contracts. As is more fully discussed below, we are of the opinion that none of our contracts for products contain significant financing components that require revenue adjustment under FASB ASC Topic 606. Identification of Our Contracts with Our Customers. Contracts included in our application of FASB ASC Topic 606, consist completely of sales contracts between us and our customers that create enforceable rights and obligations. For the year ended December 31, 2020, our sales contracts included our customers. Our sales contracts were offered to our customers. Our sales contracts are represented by an order form, which contains the contractual elements of offer for sale, acceptance and the provision of consideration consisting of the buyer’s payment, which is concurrent with our delivery of products. Since our product sales contracts are consummated upon receipt of the products by the customer; our concurrent receipt of our customers payment; and, our delivery of the agreed to products, all parties are equally committed to fulfilling their respective obligations under the sales contracts. Further, the sales contracts specifically identify (1) parties; (2) quantity of product ordered; (3) price; and, (4) subject, and so each respective party’s rights are identifiable and the payment terms are defined. Since the sales contracts are consummated concurrent with offer, acceptance, payment and delivery of the product ordered, we recognize revenue and cash flows as the principal from the respective sales contract transactions as they complete. Further, because our sales contracts are offered, accepted and consummated concurrently, our ability to collect revenue is considered reasonably assured. We receive no payments for agreements that do not qualify as a contract. If customers agree to multiple sales contracts when they are entered into at or near the same time, our policy is to combine those contracts if: (1) the sales contracts are negotiated as a single package; (2) the payment amount of one sales contract is dependent upon another sales contract; (3) our performance obligations of delivering multiple products can be determined to be part of a single transaction. Since the nature of the entry into and consummation of our sales contracts occur concurrently, there are no changes or modifications to the terms of the sales contracts that would modify the enforceable rights and performance obligations of the parties and that would materially alter the timing of our receipt of revenue from our sales contracts. Identifying the Performance Obligations in Our Sales Contracts. In analyzing our sales contracts, our policy is to identify the distinct performance obligations in a sales contract arrangement. In determining our performance obligations under our sales contracts, we consider that the terms and conditions of sales are explicitly outlined in our sales contracts and are so distinct and identifiable within the context of each sales contract, and so are not integrated with other goods, or constitute a modification or customization of other goods in our contracts, or are highly dependent or highly integrated with other goods in our sales contracts. Thus, our performance obligations are singularly related to our promise to provide the products per customer sales orders. We offer an assurance warranty on our products that allows a customer to return any products within thirty days if not satisfied for any reason. Assurance warranties are not identifiable performance obligations, since they are electable at the whim of the customer for any reason. However, we do account for returns of purchase prices, if made. Determination of the Price in Our Sales Contracts. The transaction prices in our sales contract is the amount of consideration we expect to be entitled to for transferring promised products. The consideration amount is fixed and not variable. The transaction price is allocated to the identified performance obligations in the contract. These allocated amounts are recognized as revenue when or as the performance obligations are fulfilled, which is concurrently upon receipt of the products by the customer. There are no future options for a contract when considering and determining the transaction price. We exclude amounts third parties will eventually collect, such as sales tax, when determining the transaction price. Since the timing between receiving consideration and transferring goods is based on payment terms. Allocation of the Transaction Price of Our Sales Contracts. Our sales contracts are not considered multi-element arrangements which require the fulfillment of multiple performance obligations. Rather, our sales contracts include one performance obligation in each contract. As such, from the outset, we allocate the total consideration to each performance obligation based on the fixed and determinable standalone selling price, which we believe is an accurate representation of what the price is in each transaction. Recognition of Revenue when the Performance Obligation is Satisfied. A performance obligation is satisfied when or as control of the good or service is transferred to the customer. The standard defines control as “the ability to direct the use of, and obtain substantially all of the remaining benefits from, the asset.” (ASC 606-10-20). For performance obligations that are fulfilled at a point in time, revenue is recognized at the fulfillment of the performance obligation. As noted above, our single performance obligation sales contracts are singularly related to our promise to provide the products to the customer upon delivery of the goods, allows us under our revenue recognition policy to realize revenue. Product Sales Revenue from product sales, including delivery fees, FOB shipping point, is recognized when (1) an order is placed by the customer; (2) the price is fixed and determinable when the order is placed; (3) the customer is required to and concurrently receives the product; and. The evaluation of our recognition of revenue after the adoption of FASB ASC 606 did not include any judgments or changes to judgments that affected our reporting of revenues, since our product sales, both pre and post adoption of FASB ASC 606, were evaluated using the same standards as noted above, reflecting revenue recognition upon order, shipment and payment, which all occurs concurrently when the order is placed, shipped and paid for by the customer. Further, given the facts that (1) our customers exercise discretion in determining the timing of when they place their product order; and, (2) the price negotiated in our product sales is fixed and determinable at the time the customer places the order, and there is no delay in shipment, we are of the opinion that our product sales do have a reasonable amount of financing that could affect on an immaterial basis, change the amount of revenue recognized under the sales transaction, or would otherwise contain a financing component for us or the customer under FASB ASC Topic 606. The Company determined that upon adoption of ASC 606 there were no quantitative adjustments converting from ASC 605 to ASC 606 respecting the timing of our revenue recognition because product sales revenue is recognized upon customer order, shipment and payment, which occurs concurrently, are fixed and determinable and are only earned and recognized as revenue upon actual performance.

F-7

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the fair value of the Company’s stock, stock-based compensation, fair values relating to derivative liabilities, debt discounts and the valuation allowance related to deferred tax assets. Actual results may differ from these estimates.

Cash

The Company considers cash to consist of cash on hand and temporary investments having an original maturity of 90 days or less that are readily convertible into cash.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to a concentration of credit risk are cash and accounts receivable. Occasionally, the Company’s cash in interest-bearing accounts may exceed FDIC insurance limits. The financial stability of these institutions is periodically reviewed by senior management.

Accounts Receivable

Trade receivables are carried at their estimated collectible amounts. Trade credit is generally extended on a short-term basis. Thus, trade receivables do not bear interest. Trade accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition.

Allowance for Doubtful Accounts

Any charges to the allowance for doubtful accounts on accounts receivable are charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and the current status of accounts receivable. Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired. As of December 31, 2020, allowance for doubtful accounts was $0.

Inventories

Inventories are stated at the lower of cost or market with cost being determined on a first-in, first-out (FIFO) basis. The Company writes down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required. During the periods presented, there were $166,525 inventory write-downs.

F-8

Cost of Sales

Cost of sales is comprised of cost of product sold, packaging, and shipping costs.

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 3 to 5 years.

Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred.

Income Taxes

Deferred income tax assets and liabilities are determined based on the estimated future tax effects of net operating loss and credit carry forwards and temporary differences between the tax basis of assets and liabilities and their respective financial reporting amounts measured at the current enacted tax rates. The Company records an estimated valuation allowance on its deferred income tax assets if it is not more likely than not that these deferred income tax assets will be realized.

The Company recognizes a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the condensed consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of December 31, 2020, the Company has not recorded any unrecognized tax benefits.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires lessees to recognize a lease liability, on a discounted basis, and a right-of-use asset for substantially all leases, as well as additional disclosures regarding leasing arrangements. In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842), which provides an optional transition method of applying the new lease standard. Topic 842 can be applied using either a modified retrospective approach at the beginning of the earliest period presented, or as permitted by ASU 2018-11, at the beginning of the period in which it is adopted.

We adopted this standard using a modified retrospective approach since inception of the company. The modified retrospective approach includes a number of optional practical expedients relating to the identification and classification of leases that commenced as of the inception of the company; initial direct costs for leases that commenced as of inception of the company; and, the ability to use hindsight in evaluating lessee options to extend or terminate a lease or to purchase the underlying asset.

The Company elected the package of practical expedients permitted under ASC 842 allowing it to account for its existing operating lease that commenced before the adoption date as an operating lease under the new guidance without reassessing (i) whether the contract contains a lease; (ii) the classification of the lease; or, (iii) the accounting for indirect costs as defined in ASC 842.

In considering its qualitative disclosure obligations under ASC 842-20-50-3, the Company examined its one lease for office space that has a fixed monthly rent with no variable lease payments and no options to extend. The lease is for an office space with no right of use assets. The lease does not provide for terms and conditions granting residual value guarantees by the Company, or any restrictions or covenants imposed by the lease for dividends or incurring additional financial obligations by the Company. The Company also elected a short-term lease exception policy and an accounting policy to not separate non-lease components from lease components for its facility lease.

Consistent with ASC 842-20-50-4, for the Company's quarterly financial statements for the period ended December 31, 2020, the Company calculated its total lease cost based solely on its monthly rent obligation. The Company had no cash flows arising from its lease, no finance lease cost, short term lease cost, or variable lease costs. The Company’s office lease does not produce any sublease income or any net gain or loss recognized from sale and leaseback transactions. As a result, the Company did not need to segregate amounts between finance and operating leases for cash paid for amounts included in the measurement of lease liabilities, segregated between operating and financing cash flows; supplemental non-cash information on lease liabilities arising from obtaining right-of-use assets; weighted-average calculations for the remaining lease term; or the weighted-average discount rate.

The adoption of this guidance resulted in no significant impact to the Company’s results of operations or cash flows.

F-9

COVID-19 – Going Concern

In March 2020, the World Health Organization declared the global emergence of the COVID-19 pandemic. The impact of COVID-19 on the Company’s business is currently unknown. The Company will continue to monitor guidance and orders issued by federal, state, and local authorities with respect to COVID-19. As a result, the Company may take actions that alter its business operations as may be required by such guidance and orders or take other steps that the Company determines are in the best interest of its employees, customers, partners, suppliers and stockholders.

Any such alterations or modifications could cause substantial interruption to the Company’s business and could have a material adverse effect on the Company’s business, operating results, financial condition, and the trading price of the Company’s common stock, and could include temporary closures of one or more of the Company’s facilities; temporary or long-term labor shortages; temporary or long-term adverse impacts on the Company’s supply chain and distribution channels; and the potential of increased network vulnerability and risk of data loss resulting from increased use of remote access and removal of data from the Company’s facilities. In addition, COVID-19 could negatively impact capital expenditures and overall economic activity in the impacted regions or depending on the severity, globally, which could impact the demand for the Company’s products and services.

It is unknown whether and how the Company may be impacted if the COVID-19 pandemic persists for an extended period of time or if there are increases in its breadth or in its severity, including as a result of the waiver of regulatory requirements or the implementation of emergency regulations to which the Company is subject. The COVID-19 pandemic poses a risk that the Company or its employees, contractors, suppliers, and other partners may be prevented from conducting business activities for an indefinite period.

The Company may incur expenses or delays relating to such events outside of its control, which could have a material adverse impact on its business, operating results, financial condition and the trading price of its common stock.

NOTE 4 – NOTES PAYABLE, RELATED PARTY

As of December 31, 2020, the Company’s officers and directors have provided advances and incurred expenses on behalf of the Company. The notes issued to certain of the Company’s officers and directors are unsecured, due on demand and accrue interest at a rate of 0% per annum. The Company has calculated imputed interest of 8% per annum. The balance due to notes payable, related parties as of December 31, 2020 was $48,601. These notes are payable to the estate of Beach Labs, Inc, BlockCap, LLC, Irene Russo and Ronald P. Russo, Jr.

NOTE 5 – MEMBER’S EQUITY

As of December 31, 2020, Beach Labs, Inc. owned 100% of the membership interest.

NOTE 6 – INCOME TAXES

The Company is a limited liability company treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits of the Company being passed through to the member. As such, no recognition of federal or state income taxes for the Company or its subsidiaries that are organized as limited liability companies have been provided for in the accompanying consolidated financial statements. Any uncertain tax position taken by the member is not an uncertain position of the Company.

We have adopted the provisions of ASC 740-10-25, which provides recognition criteria and a related measurement model for uncertain tax positions taken or expected to be taken in income tax returns, as the Company converted to a corporation during 2021.  ASC 740-10-25 requires that a position taken or expected to be taken in a tax return be recognized in the financial statements when it is more likely than not that the position would be sustained upon examination by tax authorities.

Tax positions that meet the more likely than not threshold are then measured using a probability weighted approach recognizing the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement.  The Company had no tax positions relating to open income tax returns that were considered to be uncertain.

F-10

The Company’s deferred taxes as of December 31, 2020 consist of the following:

2020
Non-Current deferred tax asset:
Net operating loss carry-forwards	$223,786
Valuation allowance	(223,786)
Net non-current deferred tax asset	$—

NOTE 7 – SUBSEQUENT EVENTS

cDistro, Inc. is a Nevada corporation formed as a Florida corporation on May 18, 2020, and converted to a Florida limited liability company by a statutory conversion under Florida law effective February 1, 2021.  For purposes of its acquisition by the Company, on June 4, 2021, cDistro, LLC was converted from a Florida limited liability company to a Nevada corporation named cDistro, Inc. by statutory conversion under Nevada law.

On June 29, 2021, the Company, cDistro Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and cDistro LLC, a privately-held Nevada corporation engaged in the hemp and CBD product distribution business (“cDistro”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things, Merger Sub merged with and into cDistro on June 30, 2021, with cDistro becoming a wholly-owned subsidiary of the Company and the surviving corporation in the merger (the “Merger”). The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Contingent Consideration - Earnout Agreement

In connection to the Merger, the Company and the securityholder of cDistro (the “cDistro Stockholder”) entered into an earnout agreement dated June 29, 2021 (the “Earnout Agreement”), whereby the Company agreed to issue additional shares of its common stock to the cDistro Stockholder as compensation for the Merger conditioned upon the achievement of certain gross revenue milestones. If cDistro meets revenue targets of $600,000 per quarter, up to a total of $2,400,000 of revenue, the Company will issue shares worth $250,000 upon the achievement each quarterly revenue target, with the number of shares to be issued at each payout date calculated based on the lessor of 220,970,059 shares of common stock or a 30% discount to the average close price of the Company’s common stock for the 20-day period immediately preceding the payout date of the earnout. In accordance with ASC 805, the Company accounts for this earnout agreement as contingent consideration based on the number of shares calculated as owed as of each quarter end, with changes in value to be recorded in earnings each reporting period.

Leak-Out Agreement

On June 29, 2021, in connection with the Merger and the Earnout Agreement, the cDistro Stockholder entered into a Lock-Up and Leak-Out Agreement with the Company pursuant to which, among other thing, such stockholder agreed to certain restrictions regarding the resale of the common stock issued pursuant to the Merger for a period of six months from the date of the Merger.

Employment Agreement

On June 29, 2021, in connection with the Merger, the Company and the Chief Executive Officer of cDistro entered into an employment agreement, pursuant to which that employee will serve as cDistro’s Chief Executive Officer for a three-year term.

The acquisition of cDistro is being accounted for as a business combination under ASC 805. The Company is continuing to gather evidence to evaluate what identifiable intangible assets were acquired, such as a customer list, and the fair value of each, and expects to finalize the fair value of the acquired assets within one year of the acquisition date.

F-9